SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549

                          ____________

                           FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    October 28, 1996
                                                  ____________________


                           Moog Inc.

______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


New York                          1-5129           16-0757636
______________________________________________________________________
(State or Other Jurisdiction     (Commission       (IRS Employer
 of Incorporation)                File Number)     Identification No.)


   East Aurora, NY                                     14052-0018
______________________________________________________________________
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code  (716) 652-2000
______________________________________________________________________





                               N/A
______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)















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Item 2.   Acquisition or Disposition of Assets

          Effective October 27, 1996, the Company concluded the acquisition of the assets related to the industrial hydraulic servocontrols business (the "Business") of International Motion Controls Inc. ("IMC"). The purchase price for the Business was $48.6 million. The Business, which has operated under the name Moog Controls Inc., was spun off by the Company to its founder, William C. Moog, in February 1988 in exchange for Mr. Moog's stock in the Company. In September 1994, Mr. Moog entered into a partnership arrangement with IMC whereby IMC acquired the Business, with Mr. Moog retaining a limited partnership interest.

          In a related transaction, the Company acquired a nearly complete 110,000 foot manufacturing facility located in Orchard Park, New York, which IMC originally intended for use by the Business. The Business presently operates a 91,000 square foot facility located on the Company's campus in East Aurora, New York, which it has been leasing from the Company since 1988. The Company intends to operate the Business from the East Aurora facility and to sell the Orchard Park building.

          The Business was acquired with proceeds from the Company's U.S. Revolving Credit and Term Loan Facility (the "Credit Facility"). The Credit Facility was amended on October 25, 1996 to allow for the acquisition. There were no other significant changes in the terms of the Credit Facility. Moog will seek to acquire the Orchard Park building by assuming its ten year industrial development bond financing, failing which Moog will acquire the fee interest.

          As previously mentioned, William C. Moog has a limited partnership interest in the Business. Mr. Moog is the father-in-law of Richard A. Aubrecht, the Company's Vice President of Strategy & Technology.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

          (a) and (b)    It is impracticable to file the required
financial statements for the business acquired, as well as the required pro forma financial information respecting the acquisition, at the time this report was filed. The omitted information will be filed as soon as practicable, but in no event later than 60 days after this report is required to be filed.

          (c)  The following is filed as a part of this report.

               Exhibit 2.1. Asset Purchase Agreement dated as of September 22, 1996 between Moog Inc., Moog Controls Inc., International Motion Controls Inc., Enidine Holdings, L.P. and Enidine Holding Inc. Pursuant to Rule 601(b)(2) of Regulation S-K, exhibits and schedules to this agreement have been omitted. The Company hereby agrees to supplementally provide the Securities and Exchange Commission copies of the schedules upon request.

                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MOOG INC.

                                    MOOG INC.
                                    ____________________________
                                    (Registrant)


Date:  October 31, 1996            By: /s/ Robert R. Banta
                                       _________________________
                                       Robert R. Banta
                                       Executive Vice President

                                                   EXECUTION COPY



                    ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement ("Agreement") dated as of the 22nd day of September, 1996, by and between Moog Inc., a New York corporation with its principal office in East Aurora, New York 14052 ("Buyer"), Moog Controls Inc., a Delaware corporation with its principal office at 300 Jamison Road, East Aurora, New York 14052 ("MCI"), International Motion Control Inc., a Delaware corporation with its principal office at 9 Centre Drive, Orchard Park, New York 14127 ("IMC"), Enidine Holding L.P., a Delaware limited partnership with its principal office at 9 Centre Drive, Orchard Park, New York 14127 ("EHLP") and Enidine Holding, Inc., a Delaware corporation with its principal office at 9 Centre Drive, Orchard Park, New York 14127 ("EHI"). MCI, IMC, EHLP and EHI are sometimes referred to herein individually as a "Company" and collectively as the "Companies".

                      W I T N E S S E T H:
          WHEREAS, EHLP is the owner of all the issued and outstanding capital stock of MCI, and EHI, a wholly-owned subsidiary of IMC, is the sole general partner of, and directly or indirectly the owner of a 100% economic interest in, EHLP;

          WHEREAS, MCI is engaged in the business of designing, manufacturing, selling, distributing and servicing, in the United States and world-wide, electrohydraulic valves, electrohydraulic servovalves, electrohydraulic servoactuators and electronics (the "Business");

          WHEREAS, Companies desire to sell to Buyer and Buyer desires to purchase all of the Business and substantially all of the assets of the Business, all on the terms and conditions hereinafter set forth; and

          WHEREAS, as a material inducement for Buyer to enter into this Agreement and acquire the Business, Companies will agree, among other things, not to engage in competition with the Business pursuant to the terms of the Non-Competition Agreement (as hereinafter defined).

          NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants contained herein, the parties agree as follows:
                            ARTICLE I

                        PURCHASE AND SALE

          1.1  Sale of Assets.  At the Closing (as defined in
Section 2.1) and subject to all other terms and conditions of


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this Agreement, MCI shall, and the other Companies shall cause
MCI to, sell, assign, transfer and convey to Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims and other restrictions, in and to all assets of MCI of every kind and description, tangible and intangible, personal and mixed, wherever located, excepting only the Excluded Assets (as hereinafter defined). The assets to be sold to Buyer are sometimes hereinafter referred to as the "Subject Assets." The Subject Assets shall include, without limitation, the following:

               (a)  all machinery and equipment, computer
equipment, fixtures, furniture, office equipment, tools, test equipment, tooling, vehicles, software and other tangible personal property used or useful in the Business including, but not limited to, all such personal property identified on
Schedule 1.1(a) and such additional personal property, not otherwise identified on Schedule 1.1(a), that is (i) customarily located at the ECIDA Premises (as hereinafter defined) or the Buyer's Premises (as hereinafter defined), or (ii) located at MCI's vendors or suppliers, (collectively the "Personal Property");

               (b)  all inventory of the Business wherever
located, including raw materials, work-in process, finished goods and consigned inventory, including, but not limited to, all inventory identified in Schedule 1.1(b)(the "Inventory");

               (c) all patents, copyrights and trademarks (and all applications for any of the foregoing) and all licenses, processes, products, apparatus, formulas, trade secrets, know-how, discoveries, inventions (including conceptions of inventions), product drawings, computer programs, and design, manufacturing, engineering and other technical information used or useful in the Business including, without limitation, such intellectual property identified on Schedule 1.1(c) (collectively the "Intellectual Property");

               (d) all sales orders, purchase orders and other contracts, agreements, distributor and representative agreements or appointments, arrangements and/or commitments of MCI which are
(i) existing as of the date of this Agreement but only to the extent that the foregoing are (A) identified on Schedule 1.1(d), or (B) entered into in the ordinary course of the Business consistent with past practice and (I) terminable by Buyer, without the incurrence of any liability or obligation, upon less than 31 days' notice, and (II) do not involve the payment or receipt of consideration in excess of $10,000, and (III) to which no Company (or affiliate thereof) other than MCI is a party and prior to the Closing Date, and (ii) entered into by MCI after the date of this Agreement but only to the extent that the foregoing are (A) entered into in the ordinary course of the Business consistent with past practice, and (B) consistent in type and amount with the contracts and agreements covered by clause (i) of this Section 1.1(d) (the "Contracts");

               (e)  all customer and vendor lists of the
Business;

               (f) all governmental and other permits, licenses, approvals, certificates of inspection, filings, franchises and other authorizations relating to the Subject Assets and the Business including, but not limited to, those listed in
Schedule 1.1(f) (the "Permits and Licenses");

               (g)  all rights of Companies pursuant to any
express or implied warranties, representations or guarantees made by suppliers furnishing goods or services to the Business;

               (h) all original books, records and other data of Companies relating primarily to the Business, the Subject Assets or the Contracts and all sales literature of the Business;

               (i)  all prepaid expenses identified on
Schedule 1.1(i) ("Prepaid Expenses");

               (j) all customer advance payments in excess of sales recognized as of the Closing Date;

               (k) all claims, causes of action and rights of recovery of the Business;

               (l)  all rights to the names "Moog", "Moog
Controls" and "MCI", all variations thereof and all marks related thereto; and

               (m)  all goodwill associated with the Business.

          In addition, at the Closing, MCI shall sell, assign, transfer and convey to Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims and other restrictions, in and to the assets of IMC Controls GmbH ("GmbH") identified on Schedule 1.1(m) hereto (the "GmbH Assets").

          1.2 Excluded Assets. Notwithstanding anything else contained in this Agreement, the Subject Assets and the GmbH Assets shall not include (i) cash, (ii) any assets related to any Pension Plan (as hereinafter defined,), (iii) any capital stock of any direct or indirect subsidiary of MCI or any ownership interest in any other entity, (iv) any accounts receivable of the Business, (v) any interest in the real property commonly known as 7 Sterling Drive, Orchard Park, New York (the "ECIDA Premises") or any furniture, fixtures, or equipment relating thereto, (vii) any contracts, agreements or obligations regarding construction or furnishing of the ECIDA Premises, (viii) any of the assets identified on Schedule 1.2, (ix) all contracts relating to the Intelligent Shock Mitigation and Isolation Consortium, and (x) any rights of action or causes of action relating to any of the foregoing (collectively the "Excluded Assets").

          1.3 Payment of the Purchase Price. In consideration of the sale by MCI to Buyer of the Subject Assets and the GmbH Assets and Companies' performance of this Agreement, Buyer shall pay to MCI the aggregate amount of the sum of $48,600,000 and the Prepayment Component (as hereinafter defined) (the "Purchase Price"). The Purchase Price is subject to reduction as provided in Section 1.4 hereof. At the Closing, Buyer shall pay the Purchase Price as follows:

               (a) Cash. Buyer shall wire transfer immediately available funds to an account designated by MCI in the amount of $46,100,000 and the Prepayment Component; and

               (b) Note. Buyer shall execute and deliver to MCI a non-negotiable promissory note ("Note") in the principal amount of $2,500,000 which Note shall be in the form of Exhibit A.

               For the purposes of this Agreement, the
"Prepayment Component" shall mean the dollar value of the Prepaids as of the Closing Date, provided, however, that in no event shall the Prepayment Component exceed $125,000.

          1.4  Fixed Asset Value; Current Asset Value.

               (a) The parties agree that the Fixed Asset Value (as hereinafter defined) on the Closing Date shall be at least $3,399,000 less depreciation on the fixed assets included in the Subject Assets accrued from June 30, 1996 to the Closing Date calculated on a basis consistent with MCI's past practice (the "Target Value"). "Fixed Asset Value", as used herein, means the book value of the fixed assets included in the Subject Assets determined in accordance with generally accepted accounting principles applied on a basis consistent with the Balance Sheet (as hereinafter defined). In the event the Fixed Asset Value as of the Closing Date is less than the Target Value, the Purchase Price shall be reduced dollar-for-dollar by the extent to which the Target Value exceeds the Fixed Asset Value as of the Closing Date.

               (b) The parties agree that the Current Asset Value (as hereinafter defined) on the Closing Date shall be at least $5,305,000. "Current Asset Value" as used herein means the book value of the Inventory (as determined in accordance with generally accepted accounting principles applied on a basis consistent with the Balance Sheet and using the same reserve for obsolescence as used in the Balance Sheet) less the Trade Payables (as hereinafter defined). In the event the Current Asset Value as of the Closing Date is less than $5,305,000, the Purchase Price shall be reduced dollar-for-dollar by the extent to which $5,305,000 exceeds the Current Asset Value.

                (c) The balance statement establishing the Fixed Asset Value and the Current Asset Value at the Closing Date is hereinafter referred to as the "Closing Date Statement". Buyer shall prepare the Closing Date Statement and submit the same to Companies within ninety (90) days following the Closing Date. If the parties cannot agree on the Closing Date Statement within thirty 30 days of its submission to Companies, the disagreement shall be resolved pursuant to Section 1.4(f) hereof.

               (d)  One hundred twenty (120) days after the
Closing Date or, if there is a disagreement with respect to the Closing Date Statement, ten (10) business days after such disagreement is finally resolved pursuant to Section 1.4(f) hereof, MCI shall pay to Buyer the entire amounts, if any, required by Sections 1.4(a) and 1.4(b).

               (e) Any payment under this Section 1.4 shall be made in immediately available funds. Without limiting any other remedies available to Buyer, in the event that MCI fails to make timely payment of any amount owed to Buyer pursuant to this
Section 1.4 after a final determination thereof, Buyer may set off such amount against amounts payable under the Note.

               (f) Disagreements with respect to the Closing Date Statement not resolved within thirty (30) days of the submission of the Closing Date Statement to Companies shall be submitted to Price Waterhouse for resolution whose determination shall be conclusive and binding on Buyer and Companies. Buyer and Companies shall use their best efforts to cause Price Waterhouse to render its decision within forty-five (45) days after the parties' submission of the dispute.

          1.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Subject Assets in accordance with Buyer's determination, provided that such determination is reasonably satisfactory to Companies. Buyer shall submit its determination of the allocation to Companies within ten (10) days after the execution of this Agreement and Companies will be deemed to have irrevocably accepted such allocation unless written notice to the contrary is given to Buyer within seven (7) days after Companies' receipt of such allocation. In any event, such allocation shall value the Inventory without application of any reserve for obsolescence. Companies and Buyer shall complete and separately file Form 8594 with their respective federal income tax returns for the tax year in which the Closing Date occurs in accordance with such allocation and guidelines, and neither Companies nor Buyer shall, without the written consent of the other, take a position on any tax return before any governmental agency charged with the collection of any such tax, or in any judicial proceeding, that is in any manner inconsistent with the terms of such allocation.

          1.6 Assumption of Trade Payables. At the Closing, Buyer shall assume those trade accounts payable of MCI which were incurred in the ordinary course of the Business within sixty (60) days prior to the Closing Date (or incurred more than sixty (60) days prior to the Closing Date but subject to a bona fide dispute) and are owed to unaffiliated third parties; provided, however, that Buyer shall not assume any trade accounts payable which arise out of or relate to construction of the ECIDA Premises and, provided, further, that Buyer will not assume any trade account payable owed to Buyer which arose more than thirty
(30) days prior to the Closing Date (the "Trade Payables").

          1.7 Assumption of Contracts. At the Closing, Buyer shall assume those obligations of MCI arising after the Closing Date under the Contracts; provided, however, that Buyer shall assume no liability or obligation of MCI or any other Company relating to any act or omission by MCI or any other Company relating to the Contracts which occurred prior to the Closing Date.

          1.8 No Other Assumption of Liabilities. Except as specifically provided in Sections 1.6 and 1.7, Buyer will not assume, be liable for, or become responsible for any liability of Companies of any nature, whether accrued, absolute, contingent or otherwise.

          1.9 Non-Competition Agreement. At the Closing, in consideration of the Purchase Price, Companies shall execute and deliver to Buyer an agreement in the form of Exhibit B pursuant to which the Companies shall agree not to compete with the Business, use or disclose proprietary information of the Business or acquire any securities of Buyer (the "Non-Competition Agreement").

          1.10 Sales Taxes. Buyer shall pay all sales and use taxes payable with respect to Buyer's purchase of the Subject Assets, or shall deliver to Companies appropriately completed New York Resale Certificates, Exempt Use Certificates, or a Direct Pay Permit, as applicable. Buyer and Companies shall cooperate in a timely manner in making all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such sales and transfer taxes.

          1.11 Non-Assignable Contracts. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract if the attempted assignment thereof, without the consent of a third party thereto, would constitute a material breach of any material obligation to MCI or would in any way materially adversely affect the rights of Buyer or MCI thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect materially the rights of Buyer or MCI thereunder such that Buyer would not in fact receive all such rights, MCI will, upon Buyer's request and at Buyer's expense, to the extent not prohibited by or not in material violation of any such Contract, (a) cooperate with Buyer in any commercially reasonable arrangement designed to provide for Buyer the benefits (including the exercise of MCI's rights) under any such Contract, including enforcement for the benefit of Buyer of any and all rights of MCI against a third party thereto arising out of the breach or cancellation by such third party or otherwise, (b) hold all monies paid to MCI thereunder on and after the Closing Date in trust for the account of Buyer, and (c) immediately remit such money to Buyer.


                           ARTICLE II

                             CLOSING

          2.1 Closing. Buyer's acquisition of the Subject Assets and GmbH Assets and the other transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of Albrecht, Maguire, Heffern & Gregg, P.C. counsel to Companies, on the fifth business day following the last to occur of (i) expiration of all waiting periods applicable to this Agreement under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) Buyer's receipt of the consent of Buyer's lenders as required by
Section 8.1(d), or on such other date as the parties hereto shall mutually agree (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. (E.S.T.) on the Closing Date.

          2.2  Closing Documentation.  At the Closing,

               (a)  Companies will deliver to Buyer

                    (i)  a duly executed Bill of Sale and
Assignment Agreement in the form of Exhibit C and such other instruments as Buyer shall reasonably request in order to effectively transfer to and vest in Buyer good and marketable title to all of the Subject Assets and the GmbH Assets free and clear of all liabilities and all liens, encumbrances, security interests, claims and other restrictions;

                   (ii)  the duly executed Non-Competition
Agreement;

                  (iii)  the duly executed Termination Agreement
required pursuant to Section 5.6 hereof;

                   (iv)  the duly executed Stipulations of
Discontinuance required pursuant to Section 5.7;

                    (v)  the duly executed opinion of counsel to
Companies required pursuant to Section 8.1(b) hereof;

                   (vi)  the duly executed Certificates required
pursuant to Section 8.1(f) hereof; and

                  (vii)  such other documents as Buyer may
reasonably request.

               (b)  Buyer will deliver to Companies:

                    (i) $46,100,000 in immediately available funds by wire transfer;

                   (ii)  the duly executed Note;

                  (iii)  the duly executed Termination Agreement
required pursuant to Section 6.4;

                   (iv)  the duly executed Stipulations of
Discontinuance required pursuant to Section 6.5;

                    (v)  the duly executed opinion of counsel to
Buyer required pursuant to Section 9.1(c); and

                   (vi)  the duly executed Certificate required
pursuant to Section 9.1(b).


                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF COMPANIES

          3.1 Companies jointly and severally represent and warrant to Buyer as follows, and confirm that Buyer is relying upon the accuracy of each such representation and warranty in connection with the purchase of the Business as a going concern and completion of the transactions contemplated hereby:

               (a) Corporate Status. MCI, IMC and EHI are each corporations duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each has full power and authority to own, operate and lease its properties as presently and heretofore owned, operated and leased and to carry on its business as now and heretofore conducted. EHLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, operate and lease its properties as presently owned, operated and leased and to carry
on its business as now and heretofore conducted.   MCI is
qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of MCI (a "Material Adverse Effect"). Schedule 3.1(a) sets forth all jurisdictions where MCI is qualified to do
business.   MCI does not conduct or engage in any business other
than the Business.

               (b)  Authority Relative to Agreement.  The
execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby

(collectively, the "Ancillary Agreements") by each Company and consummation by each Company of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary action, and this Agreement constitutes, and each Ancillary Agreement when executed will constitute, a legal, valid and binding obligation of each Company enforceable against it in accordance with its respective terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court in which any proceedings may be brought.

               (c) Effect of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Companies and the consummation by each of them of the transactions contemplated hereby and thereby (i) except as set forth on Schedule 3.1(c), do not require the filing with, or the consent, waiver, approval, license or authorization of any person, government agency or public or regulatory authority;
(ii) do not violate, with or without the giving of notice or the passage of time, any provision of law applicable to any Company;
(iii) except as set forth on Schedule 3.1(c), do not conflict with or result in a breach of MCI's, IMC's or EHI's Certificate of Incorporation, as amended or its by-laws, as amended, or EHLP's Certificate of Limited Partnership, as amended, or Agreement of Limited Partnership, as amended, or any mortgage, deed of trust, license, indenture or other agreement or other instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which any Company is a party or by which any Company or any of their assets may be bound or give to others any right to terminate, or result in termination of any provision of such instruments; and (iv) do not result in the creation of any liability, lien, encumbrance, security interest, claim or other restriction upon any of the Subject Assets or GmbH Assets or other property or assets of any Company or in the acceleration or maturity of any debt of any Company.

               (d) Ownership; Subsidiaries. Except as disclosed on Schedule 1.1(d), all issued and outstanding capital stock of MCI is owned by EHLP, free and clear of any lien, liability, encumbrance, security interest, claim or other restriction. None of the issued capital stock of MCI has been issued in violation of any preemptive or similar right. There is no existing option, warrant, right, call or commitment of any character relating to the issued or unissued capital stock of MCI. EHI is the sole general partner of EHLP and, prior to the Closing, will become the sole limited partner of EHLP. IMC owns all the issued and outstanding capital stock of EHI. Except as indicated in
Schedule 3.1(d), MCI does not have any subsidiary or any ownership interest in any other business organization or entity.

               (e) Financial Statements. The audited balance sheet of MCI as at December 31, 1995 and the related audited statements of income, cash flows and stockholder's investment for the year then ended (including the notes thereto) and the unaudited balance sheet of MCI as of June 30, 1996 and the related unaudited statement of income and cash flow for the six
(6) month period then ended delivered by Companies to Buyer, are accurate in all material respects and present fairly the financial position of MCI as of such dates and the results of its operations and changes in its financial position for such periods, and except as set forth in Schedule 3.1(e), have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of similar periods for preceding years. Copies of such financial statements are attached in Schedule 3.1(e). The balance sheet of MCI as of June 30, 1996 is hereinafter referred to as the "Balance Sheet", and June 30, 1996 is hereinafter referred to as the "Balance Sheet Date".

               (f) Absence of Certain Changes or Events. Since the Balance Sheet Date, except as specified in Schedule 3.1(f), MCI has not (i) undergone any change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except changes in the ordinary and usual course of its business and consistent with its past practice and which have not been, either in any case or in the aggregate, materially adverse to it; (ii) issued or sold any shares of its capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or taken any action to reclassify or recapitalize or split up its capital stock; (iii) mortgaged, pledged or subjected to any lien, lease, security interest, encumbrance claim or other restriction any of its properties or assets, except liens for taxes not yet due and except for liens which will be released or discharged prior to the Closing;
(iv) acquired or disposed of any interest in any asset or property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of its business and consistent with its past practice and the disposal of equipment and other tangible property, in the ordinary course of its business and consistent with past practice, no longer used or useful in the Business; (v) except in the ordinary and usual course of the Business and consistent with its past practice, forgiven or canceled any debt or claim, waived any right, or incurred or paid any liability or obligation; (vi) adopted or amended any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or changed the compensation (including bonuses) to be paid to any director, officer, or employee, other than immaterial amendments and changes made in the ordinary course of the Business and consistent with past practice; (vii) suffered any damage, destruction or loss (whether or not covered by insurance) which materially adversely affects its condition (financial or other), properties, assets, business, operations or prospects;

(viii) amended or terminated any contract, agreement, or lease relating to the Business except amendments made in the ordinary course of the Business consistent with past practice and which would not have a Material Adverse Effect; (ix) experienced any labor difficulty or loss of employees or customers that materially adversely affects it; (x) entered into any collective bargaining agreement; (xi) sold or granted or transferred to any party or parties any contract or license to manufacture or sell any of the products of the Business except in the ordinary course of the Business and consistent with past practice, (xii) sold or granted or transferred to any party or parties any contract or license to use any trademark, service mark, trade name, copyright, patent or any pending application for any of the foregoing, or any trade secret or know-how of the Business;
(xiii) merged, consolidated or entered into any binding share exchange or other business combination, or acquired any stock, equity interest or business of any other person; (xiv) without limiting the generality of any of the foregoing, entered into any transaction except in the ordinary and usual course of the Business and consistent with its past practice which has had or may have, so far as Companies now foresee, a Material Adverse Effect; or (xv) agreed to, permitted or suffered any of the acts, transactions or other things described in Subsections (i) through
(xiv) of this Section 3.1(f).

               (g) Liabilities. MCI does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, except (i) as set forth in the Balance Sheet; (ii) those trade payables incurred in the ordinary and usual course of its business and consistent with its past practice since the Balance Sheet Date, and (iii) as set forth on
Schedule 3.1(g). Without limiting the generality of the foregoing, MCI has made provision in the Balance Sheet for any loss to be sustained in fulfillment of, or from inability to fulfill, any sales commitments.

               (h)  Insurance.  Included in Schedule 3.1(h)
hereto is a list of all policies of property casualty and liability (including product liability) insurance carried by MCI or otherwise applicable to the Business identifying the nature of risks covered, the carrier and the amount of coverage in each case. At all times during the past two years the amount of coverage for each such policy has been equal to or greater than the amount required by the Contracts. All such policies are in full force. MCI is adequately insured against the kinds of risks usually incurred by corporations engaged in a business the same as or similar to the Business. MCI has given due and timely notice of any claim and of any occurrence known to Companies which may give rise to a claim which may be covered by any such insurance and has otherwise complied in all respects with the provisions of such policies.

               (i) Tax Matters. MCI has duly filed with the appropriate foreign, Federal, state and local governmental agencies all tax returns and reports which are required to be filed by MCI, and has paid in full all taxes (including interest and penalties) owed by MCI. Except as set forth on
Schedule 3.1(i), MCI is not a party to any pending action or proceeding, nor, to MCI's knowledge, is any action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes, has been asserted against MCI.
               (j)  Real Estate.  MCI does not own, and the
Subject Assets do not include, a fee interest in any real property. The only real property used in the conduct of the Business is (i) the real property commonly known as 300 Jamison Road, East Aurora, New York, which MCI currently leases from the Buyer (the "Buyer's Premises"), (ii) the ECIDA Premises, and
(iii) the leased sales offices identified on Schedule 3.1(j). (The Buyer's Premises and the ECIDA Premises are sometimes hereinafter referred to collectively as the "Premises".)

          Except as set forth in the Buyer's Premises Report (as hereinafter defined) and except as consistent with applicable Environmental Laws, (i) to the best of each Company's knowledge, no Hazardous Substances are present on or below the surface of the Buyer's Premises or any improvements located thereon,
(ii) the Buyer's Premises has not been used by any Company or any affiliate of any Company for the manufacture, refining, generating, treatment, storage or disposal of any Hazardous Substances, (iii) to the best of each Company's knowledge, none of the soil, groundwater, or surface water of the Buyer's Premises is contaminated by any Hazardous Substance and there is no reasonable potential for such contamination from neighboring real estate or improvements, and (iv) no Company or affiliate of any Company has caused or permitted Hazardous Substances to be omitted, discharged, or released from the Buyer's Premises or improvements located thereon directly or indirectly into the atmosphere, soil, groundwater or surface water.

          As used in this Agreement (i) "Hazardous Substances" shall mean waste, substance, materials, smoke, gas or particulate matter defined as hazardous, toxic or dangerous under any Environmental Law, (ii) "Environmental Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act and any other law commonly referred to as "superfund" or "superlien", the Clean Water Act, the Clean Air Act or any successor to such laws or any other applicable federal, state or local environmental, health or safety law, rules or regulations imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter, and (iii) "Buyer's Premises Report" shall mean that certain Summary of Hydrogeologic Site Conditions, 300 Jamison Road, East Aurora, New York prepared by Blasland, Bouck and Lee dated July, 1994.

               (k) Title to and Condition of Property. Except for the security interests identified on Schedule 3.1(k), which security interests will be terminated upon the Closing, MCI has good and marketable title to all of the Subject Assets and the GmbH Assets subject to no mortgage, pledge, lien, conditional sale agreement, security interest, claim, encumbrance or other restriction. All Personal Property and all similar property included among the GmbH Assets is in good condition and repair, reasonable wear and tear excepted and conforms in all material respects with all applicable laws, ordinances and regulations.

               (l)  Contracts; No Defaults.  Except for the
Contracts, MCI is not a party to or subject to any agreement, contract or commitment (whether oral or written) which is material to the Business. All Contracts are valid, binding and in full force and effect and MCI is not in default or, to the best of each Companies' knowledge, alleged to be in default thereunder and no Company has knowledge that any other party thereto is in default. Nothing has occurred which, with or without the passage of time or giving of notice or both, would constitute a default by MCI or, to each Company's knowledge, any
other party under any Contract.   Except for (i) Contracts noted
on Schedule 3.1(l), (ii) those Contracts requiring payment or receipt by MCI of less than $10,000 or terminable upon 30 days or less notice, and (iii) Contracts not material to the conduct of the Business, each Contract may be assigned to Buyer without the consent of any other person and without giving notice to any person regarding this Agreement or the sale and transfer of the Subject Assets or other transactions contemplated hereby. MCI has not, nor under generally accepted accounting principles is MCI required to, accrue for a loss in respect of any of the Contracts.

               (m) Inventory. The Inventory consists of items of good, useable and saleable quality, valued at the lower of cost or market on a consistent basis. All Inventory is useable and/or saleable in the ordinary and usual course of the Business except to the extent reserved for on the Balance Sheet. The quantities of Inventory are reasonable and warranted in the present circumstances of the Business.

               (n)  Advance Payments.  Except as disclosed on
Schedule 3.1(n), none of the Companies has received any payment in respect of goods or services of the Business which have not been provided or delivered.

               (o)  Labor Matters.  There are no strikes,
arbitrations, grievances, other labor disputes or, to MCI's knowledge, union organizational drives pending or threatened between MCI and any of its employees. MCI is not party to any union, collective bargaining or other similar agreements. MCI has paid in full all wages, salaries, commissions, bonuses and other compensation (including severance pay and vacation benefits) for all services performed by its employees as due in the ordinary and usual course of its business. MCI is not liable for any arrears of wages or any payroll taxes or any penalties or other damages for failure to comply with any applicable foreign, federal, state and local laws relating to the employment of labor. Schedule 3.1(o) hereto contains the names and current annual salary or hourly wage of all employees of MCI.

               (p) Employee Benefit Plans. For purposes of this Section, "Controlled Group" shall mean MCI and any trade or business, whether or not incorporated, which is part of a controlled group under common control or affiliated with MCI within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended ("Code").

                    (i)  Employee Welfare Benefit Plans.  Each
employee welfare benefit plan, fund, arrangement or practice which MCI or any other member of the Controlled Group directly or indirectly maintains or contributes to, or is obligated to maintain or contribute to, or has ever maintained or contributed to, if a group health plan within the meaning of Section 607(1) of ERISA and Section 5001(b)(1) of the Code, is in compliance, in all material respects, with Sections 601 through 608 of ERISA and
Section 4980B of the Code.

                   (ii)  Employee Pension Benefit Plans. With
respect to each plan, fund, arrangement or practice that is or may be a "defined benefit plan" as defined in Section 3(35) of ERISA which MCI or any other member of the Controlled Group directly or indirectly maintains or contributes to, or is obligated to maintain or contribute to ("Pension Plan"): (A) the Pension Plan is, and has been, operated in all material respects in compliance with its governing documents (except as otherwise required by applicable law), ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable law; (B) the Pension Plan has not suffered an "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code (whether or not waived); (C) other than the sale of the Subject Assets contemplated by this Agreement, the Pension Plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation;
(D) no termination or partial termination of the Pension Plan within the meaning of Section 4042 of ERISA or Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for the termination or partial termination of the Pension Plan; and (E) all applicable premiums due to the Pension Benefit Guaranty Corporation ("PBGC") for plan termination insurance have been paid in full on a timely basis. Neither MCI nor any other member of the Controlled Group has incurred nor expects to incur, either directly or indirectly, any liability under Title IV of ERISA, including, without limitation, any withdrawal liability within the meaning of Title IV of ERISA with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), but excluding liability for premiums to the PBGC.

               (q)  Transactions with Certain Persons.  No
current or former director, officer, employee or shareholder of any Company or any of their affiliates has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business and there have been no transactions between MCI and any current or former director, officer, employee or shareholder of any Company or their affiliates except as disclosed on Schedule 3.1(q) hereto.

               (r) Intellectual Property. Except as disclosed on Schedule 3.1(r), the Intellectual Property is not subject to any outstanding licenses, liens, encumbrances, claims or other restrictions or rights of others, except for liens which will not survive the Closing, and there are no pending or, to MCI's knowledge, threatened challenges to any of the Intellectual
Property.   To the best knowledge of each Company, the Business
as heretofore conducted does not infringe or constitute, and has not infringed or constituted, an unlawful invasion of any rights of any person and no notice of any such infringement or invasion has been received by any Company. MCI has the right to use, free and clear of the claims or rights of others, all Intellectual Property. The Intellectual Property constitutes all such property necessary to conduct the Business as heretofore conducted.

               (s) Litigation and Claims. Except as described in Schedule 3.1(s) hereto, there is no pending or, to MCI's knowledge, threatened action, suit, proceeding, claim, investigation or notice (collectively, "Actions") by or against MCI or affecting the Business (whether or not covered by insurance) and there is no outstanding order, notice, writ, injunction or decree of any court, government or governmental agency against or affecting MCI or the Business. Schedule 3.1(s) identifies all Actions as to which MCI was a party or affecting the Business which have been resolved during the past twenty-four
(24) months (whether by settlement, arbitration, judicial decision or otherwise) involving more than $10,000. During the fiscal year ended December 31, 1995, product warranty claims against MCI with respect to products of the Business did not exceed $30,000.

               (t) Permits. The Licenses and Permits constitute all licenses, permits and approvals required to conduct the Business as heretofore conducted. All Licenses and Permits are valid and in full force and effect. This Agreement and consummation of the transactions contemplated hereby will not terminate or materially adversely affect the existence, validity and continued effectiveness of any of the Licenses and Permits.

               (u) Compliance with Law. MCI is and has been in compliance in all material respects with all laws, ordinances, regulations, orders, licenses, franchises and permits applicable to it, its properties and assets, and to the operation of the Business, including, but not limited to such laws and regulations relating to protection of the public health or environment, waste disposal, hazardous substances or wastes and occupational health and safety.

               (v) Books and Records. The books and records of MCI are complete and correct in all material respects and accurately reflect in all material respects the basis for the financial condition and results of operations of MCI as set forth in the financial statements referred to in Section 3.1(e) hereof.

               (w) Finders' Fees. No person acting on behalf of any Company has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement.

               (x) General Representation and Warranty. To Company's knowledge, neither this Agreement nor any Ancillary Agreement, Schedule or other documents furnished by or on behalf of any Company in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in any material respect. There is no fact or circumstance not generally known to the public but known to any Company which, as now foreseen by the Company, materially adversely affects, or in the future is likely to materially adversely affect the condition (financial or other), properties, assets, liabilities, business, operations or prospects of the Business which has not been set forth in this Agreement or the Schedules hereto. The Subject Assets constitute all of the assets used by MCI, other than the Excluded Assets, to design, manufacture, test, sell and service the products of the Business and to otherwise conduct the Business as heretofore conducted by MCI.
          3.2 No Additional Representations. MCI IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE SUBJECT ASSETS. EXCEPT AS OTHERWISE SPECIFICALLY

PROVIDED IN THIS AGREEMENT, THE SUBJECT ASSETS ARE BEING SOLD ON
AN "AS IS, WHERE IS" BASIS.


                           ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER

          4.1 Buyer represents and warrants to Companies as follows:

               (a) Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has full power and authority to own, operate and lease its properties as presently owned, operated and leased and to carry on its business as now and heretofore conducted.

               (b)  Authority Relative to Agreement.  The
execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and consummation by it of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action, and this Agreement constitutes, and each Ancillary Agreement when executed will constitute, a legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court in which any proceedings may be brought.

               (c) Effect of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and the consummation by it of the transactions contemplated hereby and thereby (i) except as set forth on Schedule 4.1(c), do not require the filing by Buyer with, or the consent, waiver, approval, license or authorization of, any person, government agency or public or regulatory authority; (ii) do not violate, with or without the giving of notice or the passage of time, any provision of law applicable to Buyer; or (iii) except as set forth on Schedule 4.1(c), do not conflict with or result in a breach of Buyer's Certificate of Incorporation or its by-laws or any mortgage, deed of trust, license, indenture, or other agreement or instrument or any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which Buyer is a party or by which Buyer or any of its assets may be bound.

               (d) Finders' Fees. No person acting on behalf of Buyer has claims to, or is entitled to under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement.

               (e) General Representation and Warranty. To Buyer's knowledge, neither this Agreement nor any Ancillary Agreement, Schedule or other documents furnished by or on behalf of Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in any material respect.
                            ARTICLE V

                 CERTAIN COVENANTS OF COMPANIES
          5.1 Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date:

               (a) Negative Covenants. Except as otherwise expressly provided by this Agreement, or as Buyer may otherwise consent to in writing, MCI shall not, and IMC, EHI and EHLP shall cause MCI not to, engage in any activity or enter into any transaction outside of the ordinary and usual course of its business or which would be inconsistent with its past practice or with the terms of this Agreement or which would render inaccurate in any material respect as of the Closing Date any of the representations and warranties set forth in Article III. Without limiting the generality of the foregoing, MCI shall not, and IMC, EHI and EHLP shall cause MCI not to: (i) undergo any change in its condition (financial or other), properties, assets, liabilities, business, operations or prospects except changes in the ordinary and usual course of its business and consistent with its past practice and which are not, either in any case or in the aggregate, materially adverse to it; (ii) declare, set aside, or pay any dividend or other distribution in respect of its capital stock or make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or make any payment to any Company; (iii) mortgage, pledge or subject to any lien, lease, security interest, encumbrance, or other restriction, any of its properties or assets which survive the Closing, except liens for taxes not yet due; (iv) acquire or dispose of any interest in any asset or property except the purchase of materials and supplies and the sale of inventory in the ordinary and usual course of the Business and consistent with its past practice; (v) except in the ordinary and usual course of the Business and consistent with its past practice, forgive or cancel any debt or claim, waive any right, or incur or pay any liability or obligation; (vi) adopt or amend any profit sharing plan, agreement, arrangement or practice for the benefit of any director, officer or employee or change the compensation (including bonuses) to be paid to any director, officer or employee except scheduled salary or wage increases for non-management employees made in the ordinary course of the Business and consistent with past practice; (vii) suffer any damage, destruction or loss which, after application of any available insurance proceeds, has a Material Adverse Effect; (viii) amend or terminate any contract, agreement or lease except in the ordinary course of the Business consistent with past practice and which will not have a Material Adverse Effect; (ix) experience any labor difficulty, or loss of employees or customers that materially adversely affects it; (x) enter into any collective bargaining agreement; (xi) except for the engagement of distributors in the ordinary course of the Business and consistent with past practice, sell or grant or transfer to any party or parties any license, to manufacture or sell any of the products of the Business, or to use any trademark, service mark, trade name, copyright, patent or pending application for any of the foregoing, or any trade secret or know-how of MCI;
(xii) merge or consolidate or enter into a binding share exchange or any other business combination or acquire any stock, equity interest or business of any other person; (xiii) without limiting the generality of any of the foregoing, enter into any transaction except in the ordinary and usual course of its business and consistent with its past practice; (xiv) or agree to, permit or suffer any of the acts, transactions or other things described in Subsections (i) through (xiii) of this
Section 5.1(a).

               (b) Conduct of Business. MCI shall, and IMC, EHI and EHLP shall cause MCI to, preserve intact MCI's business organization, use its best efforts to retain the employees identified in Schedule 7.1 and preserve its good will with all suppliers, customers, employees and others having business relations with MCI.

               (c) Access to Information. Subject to the terms of the Confidentiality Agreement dated August 14, 1996 between Buyer and IMC which agreement shall remain in effect until the Closing, Companies shall afford Buyer and its representatives full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, records, and agreements of MCI, and shall furnish to Buyer and its representatives such information regarding MCI and the Business as Buyer may reasonably request. Companies shall also cooperate with Buyer in an inspection of the Premises and all improvements thereon, including, without limitation, an environmental audit of the Premises. The investigation by Buyer and furnishing of information to Buyer shall not affect the right of Buyer to rely on the representations, warranties, covenants and agreements of Companies in this Agreement.

          5.2 Consents of Others. Prior to the Closing, Companies shall use commercially reasonable efforts to obtain, and to the extent necessary shall fully cooperate with Buyer to assist Buyer's efforts to obtain, all authorizations, licenses, consents and permits of others and other governmental and official authorizations required to permit the consummation of the transactions contemplated by this Agreement and the continuation of the Business by Buyer. Without limiting the generality of the foregoing, Companies shall use commercially reasonable efforts to obtain all consents necessary for the assignment of the Contracts to Buyer.

          5.3 Change in Representations and Warranties. In the event any Company learns that any of the representations and warranties of Companies or Buyer contained in or referred to in this Agreement is or will become inaccurate in any material respect, such Company shall give immediate detailed written notice thereof to Buyer.

          5.4 Cooperation. After the Closing, Companies shall reasonably assist and cooperate with Buyer in effecting a transition of ownership of the Business to Buyer without a material disruption of the operations of the Business and so as to best preserve the good will of its customers and others having business relationships with the Business.

          5.5 Change of Name. Immediately upon the Closing, Companies will, and will cause their affiliates to, discontinue using, in any respect, the names "Moog", "Moog Controls", "MCI", any variations thereof and any marks related thereto and MCI will promptly amend its Certificate of Incorporation to change its name to a name which does not include the name "Moog" or "MCI". Evidence of the completion of such amendment shall be furnished to Buyer within ten (10) days after the Closing.

          5.6  Termination of Lease, Etc.  At the Closing,
Companies will execute and deliver to Buyer an agreement terminating certain agreements entered into by Buyer and MCI as of February 27, 1988, in the form of Exhibit D hereto (the
"Termination Agreement").

          5.7  Discontinuance of Litigation.  At the Closing,
Companies will execute and deliver to Buyer Stipulations of Discontinuance in the form of Exhibit E with respect to all litigation between Buyer and MCI currently pending.

          5.8 Antitrust Laws. As soon as practicable after the execution of this Agreement by Buyer and Companies, Companies shall make all filings which are required under the HSR Act with respect to the transactions contemplated by this Agreement. Companies will furnish to Buyer such information and assistance as Buyer may request in connection with its preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Companies will furnish Buyer copies of all correspondence, filings and communications (or memoranda setting forth the substance thereof) between Companies or their representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby, except for any such information deemed confidential to the Companies.

          5.9 Audit. Prior to the Closing, Companies, at no cost to Buyer, shall engage Ernst & Young LLP to prepare audited financial statements of the Business for fiscal year ended

December 31, 1995 and the nine months ended September 30, 1996, the same to be in form and content satisfactory to the United States Securities and Exchange Commission (the "SEC"). In addition, Companies shall, at their expense, obtain from Ernst & Young LLP requisite consents required by Buyer to utilize Ernst & Young LLP's reports on the aforementioned financial statements in future periods for inclusion in Buyer's SEC filing requirements for its next three fiscal years.
          5.10 Conditions, etc.. Companies shall use all commercially reasonable efforts to cause the conditions to Closing set forth in Articles VIII and IX to be fulfilled.
          5.11 Certain Sales to Distributors. Prior to the Closing, MCI shall not knowingly ship products to its distributors in furtherance of any policy requiring such distributors to maintain minimum inventory levels.

          5.12 Backlog Verification. Companies represent and warrant that, as of August 31, 1996, MCI's backlog was $5.7 million. Within ten (10) days after the execution of this Agreement, Companies shall provide Buyer with all information requested by Buyer to verify MCI's backlog of $5.7 million as of August 31, 1996.
                           ARTICLE VI
                   CERTAIN COVENANTS OF BUYER
          6.1 Conduct of Business Pending Closing. Except as otherwise provided in this Agreement, or as Companies may otherwise consent to in writing, Buyer shall not, pending Closing, engage in any activity or enter into any transaction (i) which would be inconsistent with the terms of this Agreement; or
(ii) which would render inaccurate, in any material respect, as of the Closing Date any of its representations and warranties set forth in this Agreement.

          6.2 Consents of Others. Prior to the Closing, Buyer shall use its best efforts to obtain all authorizations, licenses, consents and permits of others and other governmental and official authorizations required of it to permit it to consummate the transactions contemplated by this Agreement.

          6.3 Change in Representations and Warranties. In the event Buyer learns that any of the representations and warranties of Buyer or Companies contained in or referred to in this Agreement is or will become inaccurate, in any material respect, Buyer shall give immediate detailed written notice thereof to Companies.

          6.4 Termination of Lease Etc. At the Closing, Buyer will execute and deliver to Companies the Termination Agreement.

          6.5 Discontinuance of Litigation. At the Closing, Buyer will execute and deliver to Companies Stipulations of Discontinuance and General Releases in the forms of Exhibit E with respect to all litigation between Buyer and MCI currently pending.

          6.6 Antitrust Laws. As soon as practicable after the execution of this Agreement by Buyer and Companies, Buyer shall make all filings which are required under the HSR Act with respect to the transactions contemplated by this Agreement. Buyer will furnish Companies with copies of all correspondence, filings and communications (or memoranda setting forth the substance thereof) between Buyer or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their representative staffs, on the other hand, with respect to such filings.

          6.7  Conditions, etc..  Buyer shall use all
commercially reasonably efforts to cause the conditions to Closing set forth in Articles VIII and IX to be fulfilled.
                           ARTICLE VII

                EMPLOYEES AND EMPLOYMENT MATTERS

          7.1 Employment by Buyer. Upon the Closing, MCI shall terminate the employment of, and Buyer shall offer employment to, each MCI or GmbH employee who is listed on Schedule 7.1 who is then actively employed by MCI or GmbH (i.e., not on long term disability or other leave) (the "Employees"). Buyer's offer of employment to the Employees shall be on such terms as Buyer, in its sole discretion, shall determine. Nothing herein, expressed or implied, confers upon any Employee any rights or remedies of any nature or kind, including, without limitation, any rights of employment with Buyer.

          7.2 List of Employees. Schedule 7.1 lists the name, sex, date of birth, date of hire, department, job title, labor grade and rate of pay of the Employees and the Companies jointly and severally warrant to Buyer that such schedule is accurate and complete in all material respects. The Companies also jointly and severally represent and warrant to Buyer that included on
Schedule 7.1 is a complete and accurate description of MCI's severance policy.

          7.3  Liability.  Without limiting the generality of
Section 1.8, Companies shall retain and pay all obligations and liabilities arising out of MCI's employment of the Employees or the termination thereof, including liability for all claims with respect to occurrences on or before the Closing Date (regardless of when such claim is filed) arising out of labor or employment, workers compensation, disability, unemployment insurance and related matters.

          7.4 Severance and WARN Act. It is agreed that Buyer is not responsible for any liability, cost or expense with respect to an Employee who refuses Buyer's offer of employment. Buyer will provide a severance program for each Employee who accepts Buyer's offer of employment at least comparable to the MCI severance program described on Schedule 7.1. Buyer agrees to pay and be responsible for all liability, cost, expense and sanctions resulting from the failure to comply with the Worker Adjustment and Retraining Notification Act ("WARN Act"), and the regulations thereunder, in connection with the termination of any Employee's employment with Buyer. Companies agree to pay and be responsible for all liability, cost, expense and sanctions resulting from the failure to comply with the WARN Act, and the regulations thereunder, in connection with the sale of the Business to Buyer or the termination of any Employee's employment with MCI.

                          ARTICLE VIII
                   CONDITIONS TO OBLIGATION OF
                   BUYER TO CONSUMMATE CLOSING

          8.1 Conditions. The obligation of Buyer under this Agreement to consummate the Closing is subject to the conditions that:

               (a) Covenants, Representations and Warranties. Companies shall have performed in all material respects, all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of Companies set forth in this Agreement shall be accurate in all material respects, at and as of the date made and also at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

               (b) Opinion of Companies' Counsel. Buyer shall have received from counsel to Companies the favorable opinion, dated the Closing Date, in the form of Exhibit F hereto.

               (c) No Adverse Change. There shall have been no material adverse change in the business, properties, operations, financial condition, earnings or contractual or business relationships with third parties of the Business.

               (d) Consents. Buyer shall be assured that all permits, licenses and other governmental and official authorizations reasonably necessary to Buyer to continue to conduct the Business as heretofore conducted and to consummate the transactions contemplated by this Agreement have been obtained and will be in effect. Without limiting the generality of the foregoing, Companies will have obtained all consents necessary for the assignment of the Contracts to Buyer except where the failure to have obtained such a consent with respect to a Contract will not have a material adverse effect on Buyer's operation of the Business. In addition, Buyer's lenders shall have consented, on terms reasonably satisfactory to Buyer in its sole discretion, to Buyer's consummation of the transactions contemplated hereby as required under the terms of Buyer's revolving credit facility.

               (e) HSR Act. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired.

               (f) Certificates. Buyer shall have received certificates executed by an officer of each Company dated the Closing Date, in the form of Exhibit G hereto.

               (g) Foreign Litigation. All currently pending litigation between Buyer and its affiliates and Companies and their affiliates and distributors regarding use of the "Moog" or "Moog Controls" names and marks in foreign jurisdictions and unfair trade practices arising from the sale of MCI products shall have been discontinued on the merits with prejudice.

                           ARTICLE IX

                   CONDITIONS TO OBLIGATION OF
                 COMPANIES TO CONSUMMATE CLOSING

          9.1 Conditions. The obligations of Companies under this Agreement to consummate the Closing are subject to the conditions that:

               (a) Covenants, Representations and Warranties. Buyer shall have performed, in all material respects, all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Buyer prior to or at the Closing and the representations and warranties of Buyer set forth in Article IV shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

               (b) Certificate. Companies shall have received a certificate executed by Buyer, dated the Closing Date, in the form of Exhibit H hereto.

               (c) Opinion of Buyer's Counsel. Companies shall have received from counsel to Buyer the favorable opinion, dated the Closing Date, in the form of Exhibit I hereto.

               (d) HSR Act. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired.

               (e) Foreign Litigation. All currently pending litigation between Buyer and its affiliates and Companies and their affiliates and distributors regarding use of the "Moog" or "Moog Controls" names and marks in foreign jurisdictions and unfair trade practices arising from the sale of MCI products shall have been discontinued on the merits with prejudice.


                            ARTICLE X

                           TERMINATION

          10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

               (a) Mutual Consent. Upon the mutual consent of all parties hereto;

               (b) Adverse Proceedings. By either Buyer or Companies if any order to restrain, enjoin or otherwise prevent the consummation of this Agreement or transactions contemplated hereby shall have been entered or, on the Closing Date, there is any pending or threatened litigation in any court, or any proceeding by or before any governmental body, with a view to seeking to restrain or prohibit consummation of this Agreement or in which damages are sought in connection with this Agreement, or if any investigation by any governmental body is pending or threatened which might result in any such litigation or other proceeding;

               (c)  Termination Date.  By either Buyer or
Companies if the Closing shall not have occurred prior to December 31, 1996 provided that the terminating party is not in material default under any provision of this Agreement; or

               (d) Cause. By Buyer or Companies, upon written notice to the other, if such other party or its affiliate has breached any representation, warranty or covenant contained in this Agreement in any material respect and the breach has continued without cure for a period of thirty (30) days after notice of the breach.

          10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1(a), 10.1(b) or 10.1(c), this Agreement shall become void and of no further force and effect, and none of the parties hereto (nor their respective affiliates, directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact or other representatives) shall have any liability in respect of such termination. If this Agreement is terminated pursuant to Section 10.1(d), Buyer and Companies shall each have such rights and remedies as may be available under applicable law.

          10.3 Failure to Close. If for any reason this Agreement is terminated prior to Closing, (i) Buyer shall promptly, upon the request of MCI, return to MCI all documents and other information regarding the Business (or notes made therefrom), including all originals and all copies thereof, theretofore delivered to Buyer by or on behalf of MCI; and (ii) the terms of the Confidentiality Agreement dated August 14, 1996 between Buyer and IMC shall survive such termination.
                           ARTICLE XI

                 CERTAIN POST CLOSING COVENANTS

          11.1 Warranty Repairs. Buyer shall perform, at Buyer's expense, repair or replacement services under product warranties for products sold or shipped by the Business prior to the Closing
Date.

          11.2 Insurance. For a period of six (6) years following the Closing, Companies shall maintain product liability insurance coverage with respect to products of the Business sold on or before the Closing Date. Such coverage shall be maintained with a nationally recognized and reputable carrier reasonably satisfactory to Buyer and shall be on such terms, including deductibles and limits, that are no less favorable than the coverage maintained by Companies as of the date hereof.

          11.3 Intellectual Property.  Without limiting
Companies' obligations under the Non-Competition Agreement, upon the Closing, Companies shall not retain copies or duplicates of, and shall otherwise not use or disclose, the Intellectual
Property conveyed to Buyer pursuant to Section 1.1(c).

          11.4 Product Liability. Without limiting the generality of Section 1.8, Companies shall retain all liability and obligations for products of the Business which were sold by MCI prior to the Closing Date.

          11.5 Use of Name. Except as hereinafter provided, Buyer shall not use, in any respect, the names "IMC" or "International Motion Control" and any variation thereof in connection with the Business or otherwise. Notwithstanding the foregoing, Buyer may, for a period of nine (9) months after the Closing, use the sales literature and other materials included among the Subject Assets which contain the names "IMC", "International Motion Control" or variations thereof.

          11.6 Access to Books and Records.  For a period of six
(6) years after the Closing, the Buyer shall preserve and retain and provide Company with reasonable access to, upon request and for proper business purposes, the books, records and other material described in Section 1.1(h) transferred to the Buyer as a result of the sale of the Subject Assets. For the purposes of this Section 11.6, proper business purposes shall include litigation, financial reporting, and tax matters.

          11.7 Collection of MCI's Accounts Receivable. As soon as practicable after the Closing, MCI shall furnish to Buyer a list of the Business' outstanding accounts receivable as of the Closing Date, which accounts receivable are, pursuant to Section 1.2, included among the Excluded Assets (the "Accounts"). During the ninety (90) day period immediately following the Closing, Buyer will use commercially reasonable efforts (excluding litigation or referral to a collection agency) to collect the Accounts and MCI hereby appoints Buyer as its attorney-in-fact to collect the Accounts. Buyer will remit to MCI in accordance with the following schedule: (i) on the 31st day following the Closing, Buyer will pay to MCI 40% of the Accounts; (ii) on the 61st day following the Closing, Buyer will pay to MCI 52% of the Accounts less $500,000; and (iii) on the 91st day following the Closing, Buyer will pay to MCI an amount equal to the total amount collected by Buyer in respect of the Accounts since the Closing less the payments made by Buyer to MCI pursuant to clauses (i) and (ii) above.

          The Companies shall promptly inform Buyer of their direct receipt of payment in respect of the Accounts and Buyer may reduce any payment to MCI pursuant to the preceding sentence by the amount of any payments in respect of the Accounts received directly by any Company. In addition, Companies will take such actions as reasonably requested by Buyer to cause all customers of the Business to make payments on the Accounts to Buyer.

          Upon expiration of the ninety-first (91st) day after the Closing, Buyer will have no further responsibility for collection of the Accounts and will promptly return to MCI all records regarding the Accounts. In no event shall Buyer incur any liability to any Company for its failure to collect any of the Accounts or any portion thereof. No Company shall take any action with respect to collecting the Accounts until expiration of the ninety-one (91) day collection period. All payments received by Buyer from a person who was a customer of the Business before the Closing and continues to be a customer of the Business after the Closing shall be applied by Buyer to the oldest account first, except in cases where a particular account is disputed by the customer or where the customer otherwise designates the account that is being paid.

          11.8 Cooperation in Litigation. The parties shall reasonably cooperate with each other at the requesting party's expense in the prosecution or defense of any litigation or other proceeding arising from their respective operation of the Business.

                           ARTICLE XII

           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS AND INDEMNIFICATION

          12.1 Survival. The representations and warranties, covenants, agreements and obligations of the parties hereto shall survive the Closing, provided, however, that survival of the representations and warranties shall be subject to Sections 12.3 and 12.5.

          12.2 Companies' Indemnification. Companies hereby agree jointly and severally to defend, indemnify and hold harmless Buyer, whether by offset against the Note given pursuant to Section 1.3 or otherwise, from and against any and all damages, claims, liabilities, losses, costs and expenses whatsoever (including attorneys fees) arising out of, attributable to, resulting from, or incurred with respect to (i) any breach of warranty or misrepresentation by or on behalf of any Company under this Agreement or any Ancillary Agreement, or the breach or non-performance of any covenant, agreement, or obligation to be performed by any Company under this Agreement or any Ancillary Agreement; (ii) any misrepresentation in, or omission from, any certificate or instrument executed and delivered or to be executed and delivered by or on behalf of any Company in connection with this Agreement or any Ancillary Agreement; (iii) any act or omission of any Company in the conduct of the Business prior to the Closing Date; (iv) any liability or obligation of any Company not expressly assumed by Buyer pursuant to Sections 1.6 and 1.7 of this Agreement, or (v) the failure of the parties to comply with Article 6 of the New York Uniform Commercial Code, Section 1141 of the New York Tax Law or any similar statute or regulation in connection with the transactions contemplated hereby.

          12.3 Limitations on Companies' Indemnification. Buyer may not assert a claim against Companies based upon a breach of the representations contained in Article III after the second anniversary of the Closing Date unless Buyer shall have notified Companies in writing of such breach prior to the second anniversary of the Closing Date; provided however, that this time limitation shall not apply to a breach of Companies' representations or warranties contained in Sections 3.1(b), 3.1(i), 3.1(j), and 3.1(k) (with respect to title to the Subject Assets and the GmbH Assets). Buyer shall not be entitled to indemnification with respect to a breach of a representation or warranty unless and until the total amount for which Buyer is entitled to indemnification for all matters exceeds $50,000, in which case Companies shall indemnify Buyer for the amount of all damages arising from breaches of representations and warranties to the extent that such damages exceed $50,000; provided, however, that such limitation shall not apply to a breach of Company's representations or warranties contained in Sections 3.1(m) and 3.1(n). Notwithstanding the foregoing, in no event shall Companies be liable for an aggregate amount greater than the Purchase Price for all indemnifications hereunder.

          12.4 Buyer's Indemnification. Buyer hereby agrees to defend, indemnify and hold harmless Companies from and against any and all damages, claims, liabilities, losses, costs and expenses whatsoever (including attorney's fees) arising out of, attributable to, resulting from or incurred with respect to
(i) any breach of warranty or misrepresentation by or on behalf of Buyer under this Agreement or any Ancillary Agreement, or the breach or nonperformance of any covenant, agreement or obligation to be performed by Buyer under this Agreement or any Ancillary Agreement; (ii) any misrepresentation in, or omission from, any certificate or instrument executed and delivered or to be delivered and executed by or on behalf of Buyer in connection with this Agreement or any Ancillary Agreement; (iii) the failure by Buyer to pay or perform the liabilities and obligations specifically assumed by Buyer pursuant to Sections 1.6 and 1.7 of this Agreement; (iv) the failure by Buyer to pay any sales tax or use tax pursuant to Section 1.10 and (iv) any other liability arising out of any act or omission of Buyer in the conduct of the Business after the Closing.

          12.5 Limitations on Buyer's Indemnification. Companies may not assert a claim against Buyer based upon a breach of the representations contained in Article IV after the second anniversary of the Closing Date unless Company shall have notified Buyer in writing of such breach prior to the second anniversary of the Closing Date. Companies shall not be entitled to indemnification with respect to a breach of representation or warranty unless the total amount for which Companies are entitled to indemnification for all matters exceeds $50,000, in which case Buyer shall indemnify the Companies for the amount of all damages arising from breaches of representations and warranties to the extent that such damages exceed $50,000, provided, however, that such limitation shall not apply to a breach of Buyer's representation or warranties contained in Section 4.1(b). Notwithstanding the foregoing, in no event shall Buyer be liable for an aggregate amount greater than the Purchase Price for all indemnifications hereunder.

          12.6 Indemnity Procedure.

               (a) If a claim for damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give a written notice ("Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under Section 12.2 or Section 12.3, as the case may be. The Claim Notice shall describe in reasonable detail the factual and legal basis for the claim and the damages that may be assessed therewith to the extent then known. The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure.

               (b) After an indemnifying party's receipt of a Claim Notice regarding a claim asserted by a third party filed against a party seeking indemnification hereunder (a Third Party

Claim"), if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Third Party Claim, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third Party Claim, (ii) to employ and engage attorneys of its own choice to handle and defend the Third Party Claim, at the indemnifying party's cost, risk and expense unless the named parties to such Third Party Claim include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such Third Party Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of notice thereof, the indemnified party against which such has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the lawsuit or action, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 12.6 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment.

          12.7 Reduction for Insurance and Taxes. The amount (an "Indemnity Payment") which an indemnifying party is required to pay on behalf of any indemnified party pursuant to this Article XII shall be reduced by the amount of any insurance proceeds theretofore or thereafter actually received by or on behalf of the indemnified party in reduction of the related indemnifiable loss. An indemnified party which shall have received or on behalf of which there shall be paid an Indemnity Payment and which shall subsequently receive insurance proceeds in respect of the related indemnifiable loss, shall pay to the indemnifying party the amount of such insurance proceeds or, if lesser, the amount of the Indemnity Payment. Where any tax benefit is available to the indemnified party with respect to an indemnifiable event, the Indemnity Payment shall be reduced dollar for dollar by the amount of such tax benefit actually received.

          12.8 Exclusivity as to Representations. Following the Closing, the rights to indemnification provided by this Article XII shall be exclusive with respect to a breach of representation or warranty contained in this Agreement and shall be construed to exclude and preclude the exercise of, and shall be in substitution and replacement of, any other rights of the parties hereto, express or implied, under this Agreement or applicable law, except in the event of a fraudulent breach of a representation or warranty.

          12.9 Non-Exclusivity as to Covenants. Except as specifically set forth in Section 12.8, the rights to indemnification provided by this Article XII are not exclusive and shall not be construed to exclude or preclude the exercise of, and shall not be in substitution or replacement of, any other rights of the parties hereto, express or implied, under this Agreement or applicable law.

                          ARTICLE XIII

                          MISCELLANEOUS
          13.1 Entire Agreement. This Agreement, together with all Schedules and Ancillary Agreements, constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or expressly required to be made or delivered pursuant hereto.

          13.2 Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

          13.3 Further Assurances. From time to time after the Closing Date, Companies will execute all such instruments and take all such actions as Buyer shall reasonably request in order more effectively to convey and transfer all of the Subject Assets to Buyer. Company, Shareholder and Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

          13.4 Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of Buyer and Companies and their respective successors, permitted assigns, transferees and legal representatives. This Agreement shall not be assignable by any party hereto except Buyer may assign this Agreement to a wholly-owned subsidiary corporation, provided however that any such assignment shall not relieve Buyer of any of its obligations hereunder.

          13.5 Expenses. Companies and Buyer shall each bear and pay all costs and expenses respectively incurred by each of them on their behalf in connection with this Agreement, including, without limitation, fees and expenses of their own financial consultants, accountants and counsel.

          13.6 Knowledge or Belief. The knowledge of any officer of any Company shall be deemed to be knowledge of each Company and the knowledge of any officer of the Buyer shall be deemed to be knowledge of the Buyer.

          13.7 Notices. Any notices or other communications required or permitted to be given pursuant to this Agreement shall be deemed to have been given if in writing and delivered personally or sent by certified mail, postage prepaid, addressed as follows:

               (a)  To Buyer:

                    Moog Inc.
                    East Aurora, New York  14052
                    Attn:  Robert T Brady, President and
                           Chief Executive Officer

                    With a copy to:

                    Phillips, Lytle, Hitchcock, Blaine & Huber
                    3400 Marine Midland Center
                    Buffalo, NY 14203
                    Attn:  John B. Drenning, Esq.

               (b)  To Companies:

                    c/o International Motion Control Inc.
                    9 Centre Drive
                    Orchard Park, New York  14127
                    Attn: John Burgess, President

                    With a copy to:

                    Albrecht, Maguire, Heffern & Gregg, P.C.
                    2100 Main Place Tower
                    Buffalo, New York  14202
                    Attn: David C. Horan, Esq.

or such other addresses as shall be furnished in writing by any party to the other party.

          13.8 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meanings hereof.

          13.9 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          13.10 Specific Performance. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, Buyer and Companies shall be entitled, either before or after the Closing, in addition to any other right or remedy available, to an injunction restraining such breach or a threatened breach and to specific performance of any provision of this Agreement, and in such case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

          13.11 Bulk Sales. Companies shall comply with the bulk sales provisions of the sales tax laws of the State of New York. Buyer waives compliance by Companies with all provisions of the Uniform Commercial Code - Bulk Transfers laws of the State of New York or any other state imposed upon it. In addition to and not in lieu of any other obligation of Companies under this Agreement, Companies jointly and severally agree to indemnify and hold harmless Buyer from any loss, liability or expense, including, without limitation, the reasonable fees and disbursements of counsel, suffered or incurred by Buyer by reason of the failure of Companies to comply with the provisions of the Uniform Commercial Code or any jurisdiction regarding bulk sales.

          13.12 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than Companies and Buyer and no other person shall asset any rights as a third party beneficiary hereunder.

          13.13 Public Announcements. On and after the date hereof and through the Closing Date, none of the parties shall issue any press release or make any public statement regarding the transactions contemplated by this Agreement prior to obtaining the other parties' approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent that in the opinion of counsel to the party proposing to make such disclosure, disclosures are required by law. Such opinion of counsel shall be confirmed in writing and promptly delivered to the other parties. The parties may disclose information with respect to the transactions contemplated hereby to their employees, agents, securities analysts, lenders, rating agencies and portfolio managers and consultants only to the extent such persons have a need to know and agree to be bound by the terms hereof relative to the disclosure of such information.

          IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date above first written.

                              MOOG INC.


                              By________________________________

                              MOOG CONTROLS INC.


                              By


                              INTERNATIONAL MOTION CONTROL INC.


                              By


                              ENIDINE HOLDING, INC.


                              By


                              ENIDINE HOLDING, L.P.

                              By ENIDINE HOLDING, INC.,
                                 general partner


                              By